As filed with the Securities and Exchange Commission on August 26, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  76-0423828
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                         1300 Post Oak Blvd., Suite 1500
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)

                        1996 DIRECTORS' STOCK OPTION PLAN
                            1995 STOCK INCENTIVE PLAN
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Melvin C. Payne
                             Chief Executive Officer
                         1300 Post Oak Blvd., Suite 1500
                              Houston, Texas 77056
                     (Name and address of agent for service)

                                 (281) 556-7400
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  John T. Unger
                               Snell & Smith, P.C.
                           1000 Louisiana, Suite 1200
                              Houston, Texas 77002

                         CALCULATION OF REGISTRATION FEE

    TITLE OF                              PROPOSED MAXIMUM  PROPOSED MAXIMUM
SECURITIES TO BE          AMOUNT TO BE     OFFERING PRICE       AGGREGATE           AMOUNT OF
   REGISTERED              REGISTERED         PER UNIT       OFFERING PRICE(1)   REGISTRATION FEE
=================================================================================================
Class A Common Stock,   1,150,000 shares       $10.59           $12,178,500           $3,385.62
$.01  par value
-------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

      This registration statement is filed to register additional securities of the same class as other securities for which a registration statement filed on this form relating to the Registrant's 1996 Directors' Stock Option Plan, 1995 Stock Incentive Plan, and 1996 Stock Incentive Plan is effective. The contents of the Registration Statements on Form S-8 (File No. 333-11435) and Form S-8 (File No. 333-49041) are incorporated herein by reference.

Item 8. Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996).

      3.2 Certificate of Amendment dated May 9, 1997 (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

      3.3 Certificate of Decrease, reducing the authorized Series D Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
           1997).

      3.4 Certificate of Decrease, reducing the authorized Series F Preferred Stock (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
           1997).

      3.5 Certificate of Elimination of Series F Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

      3.6  Restated Bylaws of the Company (Incorporated by reference to Exhibit
           3.2 to the Company's Registration Statement on Form S-1 (Registration No.333-05545).

      5.1  Opinion of Snell & Smith, A Professional Corporation.

     10.1  Amendment No. 2 to 1995 Stock Incentive Plan.

     10.2  Amendment No. 2 to 1996 Stock Option Plan.

     10.3  Amendment No. 1 to 1996 Directors' Stock Option Plan.

     10.4  Amendment No. 2 to 1996 Directors' Stock Option Plan.

     23.1  Consent of Arthur Andersen LLP

     23.2  Consent of Snell & Smith, A Professional corporation (included in
           Exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page to this Registration Statement).


                                                                               2

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of August, 1999.

                                                CARRIAGE SERVICES, INC.

                                                By /s/ MELVIN C. PAYNE
                                                       Melvin C. Payne
                                                       Chairman of the Board and
                                                       Chief Executive Officer


                                                                               3

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin C. Payne, Mark W. Duffey, and Thomas C. Livengood or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 25th day of August, 1999.

    SIGNATURE                                 TITLE

/s/ MELVIN C. PAYNE                   Chairman of the Board, Chief Executive
    Melvin C. Payne                   Officer and Director (Principal Executive
                                      Officer)

/s/ MARK W. DUFFEY                    President and Director
    Mark W. Duffey

/s/ THOMAS C. LIVENGOOD               Executive Vice President, Chief Financial
    Thomas C. Livengood               Officer and Secretary (Principal Financial
                                      and Accounting Officer)

/s/ C. BYRON SNYDER                   Director
    C. Byron Snyder

/s/ BARRY K. FINGERHUT                Director
    Barry K. Fingerhut

/s/ RONALD A. ERICKSON                Director
    Ronald A. Erickson

/s/ ROBERT D. LARRABEE                Director
    Robert D. Larrabee

/s/ STUART W. STEDMAN                 Director
    Stuart W. Stedman

/s/ MARK F. WILSON                    Director
    Mark F. Wilson

/s/ GREG M. BRUDNICKI                 Director
    Greg M. Brudnicki


                                                                               4

                                  EXHIBIT INDEX

Exhibit                                                                     Page
3.1    Amended and Restated Certificate of Incorporation of the
       Company (filed with the Commission as Exhibit 3.1 to the
       Company's Annual Report on Form 10-K for the year
       ended December 31, 1996 , and incorporated herein by
       reference).
3.2    Certificate of Amendment dated May 9, 1997 (Incorporated
       by reference to Exhibit 10.2 to the Company's Quarterly
       Report on Form 10-Q for the quarter ended September 30, 1997).
3.3    Certificate of Decrease, reducing the authorized Series D
       Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the
       quarter ended September 30, 1997).
3.4    Certificate of Decrease, reducing the authorized Series F
       Preferred Stock (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the
       quarter ended September 30, 1997).
3.5    Certificate of Elimination of Series F Preferred Stock
       (Incorporated by reference to Exhibit 10.2 to the Company's
       Quarterly Report on Form 10-Q for the quarter ended June  30, 1999).
3.6    Restated Bylaws of the Company (filed with the
       Commission as Exhibit 3.2 to the Company's
       Registration Statement on Form S-1 (registration
       No. 333-05545) and incorporated herein by
       reference).
5.1    Opinion of Snell & Smith, A Professional Corporation.                  6
10.1   Amendment No 2 to 1995 Stock Incentive Plan.                           7
10.2   Amendment No 2 to 1996 Stock Option Plan.                              8
10.3   Amendment No. 1 to 1996 Directors' Stock Option Plan                   9
10.4   Amendment No. 2 to 1996 Directors' Stock Option Plan                  11
23.1   Consent of Arthur Andersen LLP                                        12
23.2   Consent of Snell & Smith, A Professional Corporation
       (included in Exhibit 5.1).
24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                                                               5
                                     II-5